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IMPORTANT NOTICE

Dear Customer:

Please read this document carefully to understand its contents. Should you need any clarification or have any question, please feel free to contact our official responsible for this document or seek proper advice from any advisor or consultant as you deem appropriate.

CITIBANK, N.A.

BANGKOK BRANCH
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                                     FORM A
             AGREEMENT FOR PLEDGE OF RIGHTS UNDER DEPOSIT INSTRUMENT

THIS AGREEMENT is made at  Citibank, N.A., Bangkok Branch on November 27, 2000


BETWEEN

King Power Duty Free Co., Ltd. (Registration No. 522/2539), a company registered and existing under the laws of Thailand with its registered office at 989 Siam Tower 26,27 Floor, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, Thailand (the "Pledgor")

AND

CITIBANK, N.A. (the "Pledgee")
Whereas, the Pledgor has deposited money in category of deposit instrument with account named King Power Duty Free Co., Ltd. with the Pledgee, details of the amount of deposit money and interest rate shown in pass book deposit receipt No.
 ..................(the  "Deposit  Instrument")  and  whereas,  the  Pledgor  has entered into loan/overdraft agreement or other credit agreements with the Pledgee 187,000,000.00 (One Hundred Eighty-seven million Baht) at the amount of
Baht per agreement No.  .................  dated the 15day of November 2000 (the
"Credit Agreement"). As security for the obligations of the Pledgor under the Credit Agreement and/or other Indebtedness (as defined below), both parties hereby agree as follows:

1.  DEFINITIONS

         Words and expressions of this Agreement shall, unless the context requires otherwise or unless otherwise defined herein, have the same meanings as defined in the Credit Agreement:

         "Indebtedness" means all obligations and liabilities (whether actual or contingent) of the Pledgor under the Credit Agreement and/or any and all advances, debts, obligations and liabilities of the Pledgor, heretofore, now or hereafter made, incurred or created, voluntary or involuntary, and howsoever arising, direct or acquired by the Pledgee by transfer, subrogation, assignment or succession, due or not due, absolute or contingent, and notwithstanding that the Pledgor may be liable individually or jointly with others or whether the Indebtedness may be or hereafter become unrecoverable or void or otherwise unenforceable by reason of any statue of limitation, bankruptcy or any other reason whatsoever; and

         "Pledged Deposits" means all rights and interests of the Pledgor, including all rights which the Pledgor may have against the Pledgee under the Deposit Instrument to demand and to receive payments together with all interest accrued thereon.

2.  PLEDGE

         2.1 To secure due performance by the Pledgor of the Indebtedness, the Pledgor hereby pledges to the Pledgee the Pledged Deposits under Deposit Instrument and delivers to the Pledgee the Deposit Instrument.
         This Agreement for Pledge of Rights under Deposit Instrument shall be deemed a letter whereby Pledgor has notified the pledgee, the debtor of such rights, of the pledge thereof.
         2.2 In the event the deposits shown in the Deposit Instrument is fixed amount with a definite deposit period and become due before the due date of Indebtedness, the Pledgor agrees that the Pledgee may renew the deposit maintained with the Pledgee for another period, equal to the previous deposit period or for the period as the Pledgee deems fit. In the event the deposit is renewed as stated and/or the amount of deposit as shown in the Deposit Instrument is increased or decreased and the Pledgee has already issued a new deposit instrument ("New Deposit Instrument"), the Pledgor further agrees to pledge rights under the New Deposit Instrument as security for debt repayment hereinabove mentioned. The New Deposit Instrument shall be deemed to be included within the definition of "Deposit Instrument" for all the purposes hereof.
         2.3 In the event the Pledgee allows the Pledgor to withdraw the deposit or pays interest to the Pledgor, the Pledgor shall not set up a defence therefrom or consider such a reversion of rights under the Deposit Instrument to the possession of Pledgor.
         2.4 The Pledgor agrees that if at any time by any reason whatsoever the Pledged Deposits are represented by other books or instruments, as a substitution of or an addition to current Deposit Instrument, such other books or instruments shall forthwith on receipt by the Pledgor be deposited and pledged with the Pledgee. Such other books and instruments shall also be deemed to be included within the definition of "Deposit Instrument"
         2.5 The Pledgor shall, promptly upon demand by the Pledgee and at the entire cost and expense of the Pledgor, make, execute, do and perform all such acts, deeds, documents, instruments, matters and things the Pledgee shall consider proper or reasonably desirable to ensure that the security interest of the Pledgee is perfected and that the Pledgee obtains the full benefits of the security interests over the Pledged Deposits.
         2.5 Cross Collateralization: Any and all Deposit Instrument pledged or to be pledged under this Agreement or in any document contemplated herein shall be a cross collateral creating a security interest for any and all, actual and contingent, current and future debts owed to the Pledgee and/or Citicorp Leasing (Thailand) Limited ("CLT") and/or any and all subsidiaries and affiliates of Citibank N.A. by the Pledgor. The Pledgor hereby agrees that it shall as soon as practicable execute and deliver to the Pledgee all documents and do all acts and things, including but not limited to registration with officials in charge if required, necessary for making and rendering such collateral valid, binding and enforceable, and shall form time to time enter into any amendmen or supplement to this Agreement and/or the said collateral documents as may be requested by the Pledgee and/or CLT

3.  VARIATION

         Without affecting the obligations of the Pledgor under this Agreement, the Pledgee shall have the right from time to time, without the consent of on notice to the Pledgor, to perform any, several or all of the following to which the Pledgor expressly agrees:
         (a) To make any arrangement with any other person whomsoever;
         (b) To wholly or partially release or discharge the Pledgor and/or whoever is or may become liable to the Pledgee in respect of the Indebtedness or any part thereof;
         (c) To modify any credit or financial facility granted or to be granted to the Pledgor which may vary the scope of liability of the Pledgor hereunder and/or
         (d) To obtain from any person whomsoever additional security, guarantee and/or indemnity for any or all of the Indebtedness.

4.  REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

         In addition to the representations, warranties and undertakings made under the Credit Agreement, the Pledgor hereby expressly represents, warrants and undertakes with the Pledgee that:
         (a) The Pledgor has the right to the pledged Deposits and the Pledged Deposits are beneficially free and clear of all charges, pledged, liens and encumbrances whatsoever thereon and any other adverse interests therein affecting the rights and interests thereto, except for the rights of the Pledgee under this Agreement and the right to set-off according to the laws;
         (b) The  Pledgor  has  obtained  and shall  maintain  in full force and effect all authorisations, consents, licenses required or desirable in connection with this Agreement and for the due performance of all obligations hereunder;
         (c) The execution of this Agreement and the performance of the obligations hereunder are not in contravention of any law, regulation or contractual restriction binding on the Pledgor; and
         (d) The Deposit Instrument pledged or to be pledged under this Agreement or any document contemplated herein shall at all times be perfect and rank first as collateral in favour of the Pledgee and/or CLT, and the Pledgor shall not transfer of otherwise pledge or create any other security interest or collateral right in all or any of the Pledged Deposits and the Deposit
Instrument to any person other then the Pledgee and /or CLT under this Agreement.

5.  PROTECTION OF SECURITY INTEREST

         The Pledgor hereby agrees to indemnify the Pledgee on demand against any and all reasonable costs, losses, expenses or liabilities incurred by on imposed on the Pledgee in or about the perfection and/or protection of the rights under this Agreement.

6.  ENFORCEMENT

         6.1 Upon the occurrence of any event of default of the Pledgor under the Credit Agreement and at any time thereafter or upon the breach of any Indebtedness, or in the event the Pledgor:

         (a) enters into a composition or any settlement with other creditors for the benefit of all of the creditors;
         (b) becomes bankrupt or insolvent or subject to any order issued for seizure or control or appointment of the receiver or debt enforcemen against all or part of the Pledgor's property;
         (c) is in default of paying the debt or any interest for more than 15 (fifteen) days;
         (d) fails to comply with any term of this Agreement or breaches any term hereof or any term of any agreement of the Pledgor;
         (e) fails for any reason to make payment of any indebtedness or perform any of its obligations to the Pledgee and/or CLT and/or any and all subsidiaries and affiliates of Citibank N.A. under any other agreement or document, or any other creditor when due, or if any indebtedness under any agreement or document binding on the Pledgor is validly declared or other wise becomes due and payable prior to its specified maturity date at any time from the signing date of this Agreement and the failure is not cured with seven (7) calendar days; then it shall be deemed that there has occurred and is continuing an Event of Default under this Agreement and/or any other agreement or document made between the Pledgor and any of the Pledgee and/or CLT and/or any and all subsidiaries and affiliates of Citibank N.A.; or
         (f) at any time the top ten existing major shareholders of the Pledgor has lost, reduced or waived their right to the direct shareholding and ownership in the Pledgor company to less than 50% of the company's issued share capital; then it shall be deemed that there has occurred and is continuing an Event of Default under this Agreement and/or under any other agreement or document made between the Pledgor and any of the Pledgee and/or CLT and/or any and all subsidiaries and affiliates of Citibank N.A.,

         6.2 The Pledgee shall be under no obligation to exercise any right, power or privilege conferred upon it by or pursuant to this Agreement or applicable law or to make any enquiry as to the nature of sufficiency of any payment received by it or to make any claim or to take any other action to enforce any rights and benefits created hereunder or any amount due and payable, or which may become payable, thereunder or to which it may at any time be entitled. No action taken or omitted to be taken by the Pledgee shall give rise to any defence, counterclaim or other right of set-off against or affed or impair any Indebtedness in favour of the Pledgor.
         6.3 The proceeds derived from the enforcement of the pledge shall be applied against the Indebtedness by the Pledgee upon its sole discretion
         6.4 If the net sum obtained from the pledge enforcement is less than the outstanding Indebtedness, the Pledgor agrees to pay the balance in full to the Pledgee forthwith.

7.  SUCCESSORS AND ASSIGNMENT

         This Agreement shall be binding on and inure to the benefit of the Pledgor and the Pledgee and/or CLT and their respective successors, but the rights of the Pledgor under this Agreement are personal to it and may not be assigned either in whole or in part by the Pledgor. The Pledgee may at any time upon written notice to the Pledgor assign or transfer all or any of its rights or obligations under this Agreement, or sub-participate its interest under this Agreement in whole or in part.

8.  REDEMPTION

         The Pledgee shall upon request and at the cost of the Pledgor discharge the pledge created hereunder and return the Deposit Instrument to the Pledgor when all Indebtedness of the Pledgor and all other obligations of the Pledgor created hereunder have been fully paid and discharged.

9.  NOTICES

         The address of the Pledgor specified above is the business address or the residence of the Pledgor chosen by the Pledgor as its legal "domicile". For the purpose of the sending of all notices, correspondence and other communication by the Pledgee to the Pledgor. All notices, correspondence and communication shall be deemed to be duly received by the Pledgor when sent to the above address or the address last notified by the Pledgor regardless of whether any person acknowledges receipt for the Pledgor or not. In case the Pledgor desires to change the address for the foregoing purpose, the Pledgor shall notify the Pledgee in writing of the new address which shall, upon receipt by the Pledgee, substitute the address specified above or the address last notified to the Pledgee. Any notice, correspondence and communication made by telex or facsimile shall be promptly confirmed in writing to the Pledgee.

10.  GOVERNING LAW

         This Agreement shall be governed by the construed in accordance with the laws of Thailand.

IN WITNESS WHEREOF, the parties hereto, having read and understood the contents of this Agreement, have executed this Agreement.

Name:                -Signed-                         (Company Seal Affixed)
         (KING POWER DUTY FREE CO., LTD.)

Name:                -Signed-
           (Mr. Viratana  Suntaranond)


CITIBANK, N.A

Name:                -Signed-
              (Vichai  Kitcharanant)

Witness:                                              Witness: -Signed-
              (                    )            (Hathyakanta Techakamphousha)